UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2017

LifeLock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35671	56-2508977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway, Suite 400 Tempe, Arizona 85281

(Address of principal executive offices, including zip code)

(480) 682-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed by LifeLock, Inc. (“LifeLock” or the “Company”) on November 21, 2016, LifeLock, Symantec Corporation (“Symantec”), and L1116 Merger Sub, Inc., a wholly-owned subsidiary of Symantec (“Acquisition Sub”), entered into an Agreement and Plan of Merger on November 20, 2016 (the “Merger Agreement”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Symantec.

As subsequently disclosed by LifeLock on January 17, 2017, the Merger Agreement was amended on January 16, 2017 by Amendment No. 1 to the Merger Agreement (“the “Amendment”). The Amendment provides that if on or after January 31, 2017 and prior to February 9, 2017, the conditions set forth in Section 7.1 and Section 7.2 of the Merger Agreement are satisfied, including that LifeLock has delivered to Symantec an officer’s certificate regarding its satisfaction of certain of its closing conditions in the form attached to the Amendment, and has fulfilled its obligation to provide certain financial information that LifeLock is required to provide Symantec in connection with its debt financing efforts pursuant to the terms of the Merger Agreement, and Symantec has not completed its debt financing, then Symantec may elect to extend the closing of the Merger (the “Closing”) to the later of (x) February 9, 2017 and (y) the second business day after the satisfaction or waiver of the closing conditions set forth in Section 7.1 and Section 7.3 of the Merger Agreement. In such event, the closing conditions set forth in Section 7.2 of the Merger Agreement shall be deemed to have been satisfied for all purposes and any extension of the Closing pursuant to Section 2.3(y) of the Merger Agreement will no longer apply, subject to LifeLock not intentionally breaching certain conduct covenants in the Merger Agreement after the date of delivery of the officer’s certificate.

On January 31, 2017, LifeLock delivered to Symantec and Acquisition Sub the officer’s certificate contemplated by the Amendment and informed Symantec that it had fulfilled its obligations to provide certain information to Symantec. Also on January 31, 2017, Symantec informed LifeLock that it had not completed its debt financing and, in accordance with the terms of the Amendment, Symantec was electing to extend the Closing.

LifeLock currently expects that the Merger will be completed on February 9, 2017.

Forward-Looking Statements

All statements included or referenced may contain statements that are not historical facts and that constitute “forward-looking statements” within the meaning of such term under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. These forward-looking statements include statements regarding the expected completion and timing of the Merger and all other statements included herein other than recitation of historical facts. Words such as “will,” “intends,” “expects,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” “targets” or similar expressions are intended to identify such forward-looking statements. Forward-looking statements included herein are subject to risks and uncertainties that could cause actual results or events to differ from such statements, including, but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, and (ii) the failure to satisfy the conditions to the consummation of the Merger set forth in Section 7.1 and 7.3 of the Merger Agreement or the intentional breach by LifeLock of certain covenants which remain operative pursuant to the Amendment, as applicable, and (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement. For additional information, please see Item 1A of Part II of LifeLock’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which we refer to as our Quarterly Report, entitled “Risk Factors” and in other sections of our Quarterly Report, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Actual results may differ materially from those contained in the forward-looking statements included herein. Any forward-looking statements are based on information currently available to us and we assume no obligation to update these statements as circumstances change, except as required by law. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed herein and attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.

Date: January 31, 2017	By:	/s/ Sharon Segev
	Name:	Sharon Segev
	Title:	Executive Vice President, General Counsel and Secretary